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                                                                    EXHIBIT 11.1
                                  BANCTEC, INC.
                       COMPUTATION OF NET INCOME PER SHARE

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                                                           Years Ended
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                                               March 27,    March 28,     March 29,
                                                  1994         1993         1992
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
Income before cumulative effect of
   accounting change......................... $16,343,000  $14,351,000  $11,721,000
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Net Income................................... $16,343,000  $15,186,000  $11,721,000
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Shares outstanding beginning of period.......  10,428,400    9,553,742    9,209,625

Weighted average number of shares issued from
   exercise of stock options.................     135,713      595,985      113,448

Weighted average number shares repurchased
   during the year...........................           -            -      (16,854)
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Weighted average number of shares
   outstanding...............................  10,564,113   10,149,727    9,306,219

Shares issuable from assumed exercise of stock
   options and stock purchase plan, reduced by
   the number of shares which could have been
   purchased with the proceeds from exercise
   of such options, stock purchase plan, and
   unearned compensation on restricted stock
   assets....................................     622,684      719,837      609,828
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Weighted average number of shares outstanding
   as adjusted...............................  11,186,797   10,869,564    9,916,047
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Primary income per common and common equivalent
   share before accounting change............       $1.46        $1.32        $1.18
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Primary income per common and common equivalent
   share.....................................       $1.46        $1.40        $1.18
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Assuming full dilution:
Weighted average number of shares outstanding..10,564,113   10,149,727    9,306,219

Shares issuable from assumed exercise of stock
   options and stock purchase plan, reduced by
   the number of shares which could have been
   purchased with the proceeds from exercise
   of such options, stock purchase plan, and
   unearned compensation on restricted stock
   assets....................................     730,074      719,837      866,321
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Weighted average number of shares outstanding
   as adjusted...............................  11,294,187   10,869,564   10,172,540
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Fully diluted income per common and common
   equivalent share before accounting change.       $1.45        $1.32        $1.15
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Primary income per common and common
   equivalent share..........................       $1.45        $1.40        $1.15
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